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                                                                    EXHIBIT 99.2

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                ADVANCEPCS ANNOUNCES PROPOSED SHELF REGISTRATION

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                              FOR IMMEDIATE RELEASE

IRVING, Texas, May 29, 2001 -- AdvancePCS (Nasdaq: ADVP) announced today that it intends to file a registration statement with the Securities and Exchange Commission registering 5,700,000 shares of Class A common stock to be sold from time to time by AdvancePCS and a total of 1,600,000 shares of Class A common stock to be sold from time to time by selling stockholders. AdvancePCS will use the net proceeds from its sale of shares to repay existing indebtedness.

A registration statement relating to the Class A common stock to be sold in the offering will be filed with the Securities and Exchange Commission but has not been filed nor become effective. The company has obtained a consent to file the registration statement under the lockup agreement it entered into in connection with the March 2001 secondary offering of its Class A common stock. The Class A common stock may not be sold nor may offers be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the Class A common stock in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

ABOUT ADVANCEPCS

AdvancePCS (www.advancepcsrx.com) is the nation's largest independent provider of health improvement services, touching the lives of more than 75 million health plan members and managing more than $21 billion annually in prescription drug spending. The company offers health plans a wide range of health improvement products and services designed to improve the quality of care delivered to health plan members.

FORWARD LOOKING STATEMENTS

Any statements included in this press release that are not historical facts and that concern predictions of economic performance and management's plans and objectives constitute forward-looking statements under the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include factors detailed in the company's Securities and Exchange Commission filings.

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CONTACT:      Blair Jackson
              Director of Public Relations
              AdvancePCS
              480-391-4138